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                                                                     EXHIBIT 5.1



                                August 15, 1997

                                                                          OPT2-3

OSI Systems, Inc.
12525 Chadron Avenue
Hawthorne, California 90250

     Re:  Registration Statement on Form S-1
          (Registration No. 333-29179)
          ----------------------------------

Gentlemen:

     We have acted as securities counsel to OSI Systems, Inc., a California corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1, as amended, Registration No. 333-29179 (the "Registration Statement"). The Registration Statement relates to the public offering by the Company and certain selling shareholders named therein (the "Selling Shareholders") of up to 4,255,000 shares of Common Stock of the Company, of which 3,330,000 shares are to be issued and sold by the Company (the "New Shares") and 925,000 shares are to be sold by the Selling Shareholders (the "Outstanding Shares"), including 555,000 shares to cover over-allotments, if any.

     The New Shares and the Outstanding Shares are to be sold by the Company and the Selling Shareholders pursuant to an Underwriting Agreement (the "Underwriting Agreement") by and among the Company, the Selling Shareholders and Robertson, Stephens & Company LLC, William Blair & Company, L.L.C. and Volpe Brown Whelan & Company, LLC, acting as representatives of the several underwriters named in the Underwriting Agreement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including
(i) the Registration Statement of the Company filed
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August 15, 1997
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with the Securities and Exchange Commission; (ii) the Articles of Incorporation
and the Amended and Restated Bylaws of the Company, as amended to date; (iii) the form of the Underwriting Agreement; (iv) the form of Common Stock Certificate; (v) copies of certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the New Shares and the Outstanding Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any other jurisdiction, other than the laws of the United States of America to the extent referred to specifically herein.

     Based on the foregoing, it is our opinion that, subject to effectiveness with the Securities and Exchange Commission of the Registration Statement and to registration or qualification under the securities laws of the states in which securities may be sold,

          1. The New Shares are duly and validly authorized and, upon the sale and issuance thereof in the manner contemplated in the Registration Statement and the Underwriting Agreement, and upon payment therefor, will
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OSI Systems, Inc.
August 15, 1997
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     constitute legally issued, fully paid and nonassessable shares of Common
     Stock of the Company; and

          2. The Outstanding Shares are duly and validly authorized and constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We consent to the use of our name under the caption "Legal Matters" in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                              Very truly yours,

                              /s/ TROY & GOULD

                              TROY & GOULD
                              Professional Corporation